Exhibit 4.1

USA EDUCATION, INC.

Issuer

and

THE CHASE MANHATTAN BANK

Trustee

INDENTURE

DATED AS OF OCTOBER 1, 2000

Providing for the Issuance of Debt Securities in Series

TIE-SHEET

Reconciliation and tie between Indenture dated as of October 1, 2000 and the Trust Indenture Act of 1939. This reconciliation section does not constitute part of the Indenture.

TRUST INDENTURE ACT OF 1939 Section	INDENTURE SECTION
310 (a) (1)	7.10
(a) (2)	7.10
(a) (3)	Inapplicable
(a)	Inapplicable
(b)	7.08, 7.10
(c)	Inapplicable
311 (a)	7.11
(b)	7.11
(c)	Inapplicable
312 (a)	2.07
(b)	10.03
(c)	10.03
313 (a)	7.06
(b) (1)	Inapplicable
(b) (2)	7.06
(c)	4.02, 11.02
(d)	7.06
314 (a)	4.02, 11.02
(b)	Inapplicable
(c) (1)	11.04
(c) (2)	11.04
(c) (3)	Inapplicable
(d)	Inapplicable
(e)	11.05
(f)	Inapplicable
315 (a)	7.01 (b)
(b)	7.05, 11.02
(c)	7.01 (a)
(d)	6.05,
316 (a) (last sentence)	2.11
(a) (1) (A)	6.05
(a) (1) (B)	6.04
(a) (2)	Inapplicable
(b)	6.07
(c)	9.04
317 (a) (1)	6.01, 6.08
(a) (2)	6.09
(b)	2.06
318 (a)	11.01

TABLE OF CONTENTS*

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

-i-

ARTICLE 5

SUCCESSOR CORPORATION

-ii-

*	This Table of Contents does not constitute part of the Indenture.

-iii-

INDENTURE dated as of October 1, 2000 between USA EDUCATION, INC., a Delaware corporation (the “COMPANY”), and THE CHASE MANHATTAN BANK, not in its individual capacity, but solely as trustee (the “TRUSTEE”).

RECITALS

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its debentures, notes or other evidences of indebtedness (“SECURITIES”).

All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

In consideration of the premises and the purchase of the Securities by the holders of the Securities, it is mutually covenanted and agreed as follows for the equal and ratable benefit of the holders of the Securities:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 DEFINITIONS.

“AFFILIATE” means any Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Company.

“AGENT” means any Paying Agent, Registrar or transfer agent as may be appointed by the Company from time to time.

“AUTHORIZED NEWSPAPER” means a newspaper of general circulation, in the official language of the country of publication or in the English language, customarily published on each business day. Whenever successive weekly publications in an Authorized Newspaper are required hereunder, they may be made (unless otherwise expressly provided) on the same or different days of the week and in the same or different Authorized Newspapers.

“BANKRUPTCY LAW” means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

“BOARD OF DIRECTORS” mean the Board of Directors of the Company or any duly authorized committee thereof.

“BOARD RESOLUTION” means a copy of a resolution of the Board of Directors, certified by the Secretary or an Assistant Secretary of the Company to have been adopted by the Board of Directors and to be in full force and effect on the date of the certificate.

“COMPANY” means the party named as such in this Indenture until a successor replaces it, and thereafter means the successor.

“COMPANY ORDER” means an order signed by two Officers of the Company.

“CUSTODIAN” means any receiver, trustee, assignee, liquidator, or similar official under any Bankruptcy Law.

“DEFAULT” means any event which is, or after notice or passage of time would be, an Event of Default.

“DEPOSITARY” means, with respect to Securities of any Series for which the Company shall determine that such Securities will be issued as a Global Security, The Depository Trust Company, New York, New York, another clearing agency or any successor registered as a clearing agency under the Exchange Act, or other applicable statute or regulation, which, in each case, shall be designated by the Company pursuant to either Section 2.02 or 2.15.

“ELIGIBLE INSTRUMENTS” is defined in Section 8.01.

“EVENT OF DEFAULT” is defined in Section 6.01.

“EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended.

“GLOBAL SECURITY” means, with respect to any Series of Securities, a Security executed by the Company and delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction, all in accordance with the Indenture, which shall be registered in the name of the Depositary or its nominee.

“HOLDER” or “SECURITYHOLDER” means a bearer of an Unregistered Security or of a coupon appertaining thereto or a Person in whose name a Registered Security is registered on the Registrar’s books.

“INDENTURE” means this instrument as amended or supplemented from time to time and shall include any such supplemental indenture, the forms and terms of particular Series of Securities established as contemplated hereunder and the provisions of the TIA that are deemed to be a part of and govern this instrument and any such supplemental indenture.

“INTEREST” when used with respect to an Original Issue Discount Security which by its terms bears interest only after maturity, means interest payable after maturity.

“LEGAL HOLIDAY” is defined in Section 11.07.

“OFFICER” means the President, any Executive Vice-President, Vice President, the Treasurer, any Assistant Treasurer, the Secretary, any Assistant Secretary or the Comptroller or any Assistant Comptroller of the Company.

“OFFICERS’ CERTIFICATE” means a certificate signed by two Officers of the Company.

“OPINION OF COUNSEL” means a written opinion of legal counsel who is acceptable to the Company and the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

“ORIGINAL ISSUE DISCOUNT SECURITY” means any Security which provides for an amount less than the stated Principal amount thereof to be due and payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.02.

“PAYING AGENT” is defined in Section 2.04.

“PERSON” means any individual, corporation, partnership, joint venture, limited liability company, association, trust, other entity, unincorporated organization or government or any agency or political subdivision thereof.

“PRINCIPAL” of a Security means the principal amount of the Security plus, when appropriate, the premium, if any, on the Security.

“REGISTERED SECURITY” means any Security issued hereunder and registered as to Principal and interest by the Registrar.

“REGISTRAR” is defined in Section 2.04.

“RESPONSIBLE OFFICER” when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors or trustees, the chairman or any vice-chairman of the executive committee of the board of directors or trustees, the president, any executive vice-president, any senior vice-president, any vice-president, any assistant vice-president, the treasurer, the secretary, any trust officer, any second or assistant vice-president, or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with a particular subject.

“SEC” means the Securities and Exchange Commission.

“SERIES” or “SERIES OF SECURITIES” means a series of Securities.

“SECURITIES” means the debentures, notes or other obligations of the Company issued, authenticated and delivered under this Indenture.

“SUBSIDIARY” means any corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company and/or by one or more other Subsidiaries. For purposes of such definition, “voting stock” means stock ordinarily having voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of this Indenture, except as provided in Section 9.03.

“TRUSTEE” means the Person named as such in this Indenture until a successor replaces it and, thereafter, means the successor and if, at any time, there is more than one Trustee, “Trustee” as used with respect to the Securities of any Series shall mean the Trustee with respect to that Series.

“U.S. PERSON” means a citizen, national or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust which is subject to United States federal income taxation regardless of its source of income.

“UNREGISTERED SECURITY” means any Security issued hereunder which is not a Registered Security.

“YIELD TO MATURITY” means the yield to maturity, calculated by the Company at the time of issuance of a Series of Securities or, if applicable, at the most recent determination of interest on such Series in accordance with accepted financial practice.

Section 1.02 INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Securities.

“indenture security holder” means a Holder or a Securityholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings assigned to them therein.

Section 1.03 RULES OF CONSTRUCTION.

Unless the context otherwise requires:

(1)	a term has the meaning assigned to it;

(2)	an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles;

(3)	“or” is not exclusive; and

(4)	words in the singular include the plural, and words in the plural include the singular.

ARTICLE 2

THE SECURITIES

Section 2.01 ISSUABLE IN SERIES.

The aggregate Principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more Series. There may be Registered Securities and Unregistered Securities within a Series and the Unregistered Securities may be subject to such restrictions, and contain such legends, as may be required by United States laws and regulations. All Series of Securities shall be equally and ratably entitled to the benefits of this Indenture.

Section 2.02 ESTABLISHMENT OF TERMS AND FORM OF SERIES OF SECURITIES.

(a) At or prior to the issuance of any Series of Securities, the following shall be established by a Company Board Resolution, by one or more Officers of the Company pursuant to a Company Board Resolution or by an indenture supplemental to this Indenture:

(1) the title of the Securities of the Series (which title shall distinguish the Securities of the Series from the Securities of any other Series and from any other securities issued by the Company);

(2) any limit upon the aggregate Principal amount of the Securities of the Series which may be authenticated and delivered under this Indenture (which limit shall not pertain to Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the Series pursuant to Section 2.08, 2.09, 2.12, 3.06 or 9.05);

(3) the date or dates on which the Principal of the Securities of the Series is payable;

(4) the rate or rates at which the Securities of the Series shall bear interest, if any, or the manner of determining such rate or rates of interest, the date or dates from which such interest shall accrue, the dates on which such interest shall be payable, and, with respect to Registered Securities, the record date for the interest payable on any interest payment date, and the basis upon which interest shall be calculated if other than on the basis of a 360-day year of twelve 30-day months;

(5) the place or places where; the Principal of and interest on Registered and Unregistered, if any, Securities of the Series shall be payable;

(6) the period or periods within which, the price or prices at which, and the terms and conditions upon which, Securities of the Series may be redeemed, in whole or in part, at the option of the Company;

(7) the obligation, if any, of the Company to redeem or purchase Securities of the Series pursuant to any sinking fund or analogous provisions or upon the happening of a specified event or at the option of a Holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, Securities of the Series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(8) if in other than denominations of $1,000 and any integral multiple thereof, the denominations in which Securities of the Series shall be issuable;

(9) if other than the Principal amount thereof, the portion of the Principal amount of Securities of the Series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.02;

(10) whether Securities of the Series shall be issuable as Registered Securities or Unregistered Securities (with or without interest coupons), or both, and any restrictions applicable to the offering, sale or delivery of Unregistered Securities and whether, and the terms upon which, Unregistered Securities of a Series may be exchanged for Registered Securities of the same Series and vice versa;

(11) whether and under what terms and circumstances the Company will pay additional amounts on the Securities of that Series held by a Person who is not a U.S. Person in respect of taxes or similar charges withheld or deducted and, if so, whether the Company will have the option to redeem such Securities rather than pay such additional amounts;

(12) the form or forms of the Securities (or forms thereof if Unregistered and Registered Securities shall be issuable in such Series), including such legends as may be required by United States laws or regulations, the form of any coupons or temporary Global Security which may be issued and the forms of any certificates, opinions or other documents which may be required hereunder or under United States laws or regulations in connection with the offering, sale, delivery or exchange of Unregistered Securities;

(13) whether the Securities of the Series are issuable as a Global Security and, in such case, the identity of the Depositary for such Series;

(14) if other than such coin or currency of the United States of America as at the time of payment is legal tender for payment of public or private debts, the coin or currency, including composite currency, in which payment of the Principal of or interest on the Securities of the Series shall be payable;

(15) if the Principal of or interest on the Securities of the Series are to be payable, at the election of the Company or a Holder thereof, in a coin or currency other than that in which the Securities are stated to be payable, the coin or currency, including composite currency, in which payment of the Principal of or interest on the Securities of such Series as to which such election is made shall be payable, the period or periods within which, and the terms and conditions upon which, such election may be made;

(16) if the amount of payments of the Principal of or interest on the Securities of the Series may be determined with reference to an index based on any coin or currency other than that in which the Securities are stated to be payable, the manner in which such amounts shall be determined; and

(17) any other terms of the Series (which terms shall not be inconsistent with the provisions of this Indenture), including any terms which may be required by or advisable under United States laws or regulations or advisable in connection with the marketing of Securities of that Series.

(b) All Securities of any one Series shall be substantially identical except as to denomination and the rate or rates of interest, if any, and maturity and currency and, except as may otherwise be provided in or pursuant to a Company Board Resolution or a certificate delivered pursuant to Section 2.02(c) or in an indenture supplemental to this Indenture. All Securities of any one Series need not be issued at the same time, and, unless otherwise provided, a Series may be reopened for issuances of additional Securities of such Series.

(c) If the terms and form or forms of any Series of Securities are established by or pursuant to a Company Board Resolution, the Company shall deliver a copy of such Board Resolution to the Trustee at or prior to the issuance of such Series with (i) the form or forms of the Securities which have been approved attached thereto; or (ii) if such Board Resolution authorizes a specific Officer or Officers to establish the terms and form or forms of the Securities, a certificate of such Officer or Officers establishing or providing for the establishment of the terms and form or forms of the Securities, with such form or forms of the Securities attached to the certificate establishing such form or forms.

(d) Unregistered Securities and their coupons must have the following statement on their face: “Any United States Person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Section 165(j) and 1287 of the Internal Revenue Code of 1986, as amended.”

Section 2.03 EXECUTION, AUTHENTICATION, AND DELIVERY.

(a) The Securities shall be executed on behalf of the Company by its President, an Executive Vice President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary (or, in any case, a duly authorized designee). Signatures shall be manual or facsimile. The Company’s seal may be reproduced on the Securities and may, but need not, be attested. The coupons of Unregistered Securities shall bear the facsimile signature of the Treasurer or an Assistant Treasurer of the Company.

(b) If an Officer whose signature is on a Security or coupon no longer holds that office at the time the Security is authenticated, the Security or coupon shall be valid nevertheless.

(c) A Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent, and no coupon shall be valid until the Security to which it appertains has been so authenticated. Such signature shall be conclusive evidence that the Security has been authenticated under this Indenture. Each Unregistered Security shall be dated the date of its authentication.

(d) The Trustee (or an authenticating agent appointed pursuant to Section 2.03(f)) shall at any time, and from time to time, authenticate and deliver Securities of any Series executed and delivered by the Company for original issue in an unlimited aggregate Principal amount, upon receipt by the Trustee (or an authentication agent) of (i) a Company Order or directions pursuant to such a Company Order for the authentication and delivery of such Securities; (ii) if the terms and form or forms of the Securities of such Series have been established by or pursuant to a Board Resolution as permitted pursuant to Section 2.02, a copy of such Board Resolution and any certificate that may be required pursuant to Section 2.02(c); and (iii) an Opinion of Counsel stating:

(1) if the form of such Securities has been established by or pursuant to a Board Resolution as permitted by Section 2.02, that such form has been established in conformity with the provisions of this Indenture;

(2) if the terms of such Securities have been established by or pursuant to a Board Resolution as permitted by Section 2.02, that such terms have been established, or provision has been made for their establishment, in conformity with the provisions of this Indenture; and

(3) that such Securities, when authenticated and delivered by the Trustee (or an authenticating agent) and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles.

If the terms and form or forms of such Securities have been established by or pursuant to a Board Resolution as permitted by Section 2.02, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will materially and adversely affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

Notwithstanding the foregoing, until the Company has notified the Trustee and the Registrar that, as a result of the action described, the Company would not suffer adverse consequences under the provisions of United States law or regulations in effect at the time of the delivery of Unregistered Securities, (i) delivery of Unregistered Securities will be made only outside the United States and its possessions, and (ii) Unregistered Securities will be released in definitive form to the Person entitled to physical delivery thereof only upon presentation of a certificate in the form prescribed by the Company.

(e) The aggregate Principal amount of Securities of any Series outstanding at any time may not exceed any limit upon the maximum Principal amount for such Series set forth in the Board Resolution (or certificate of an Officer or Officers) or supplemental indenture pursuant to Section 2.02 or in any additional Board Resolution or supplemental indenture which shall reopen a Series of Securities pursuant to Section 2.02.

(f) The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate.

Section 2.04 REGISTRAR AND PAYING AGENT.

The Company shall maintain for each Series of Securities an office or agency where Registered Securities may be presented for registration of transfer or for exchange (“REGISTRAR”) and an office or agency where (subject to Sections 2.05 and 2.08) Securities may be presented for payment (“PAYING AGENT”). With respect to any Series of Securities issued in whole or in part as Unregistered Securities, the Company shall maintain one or more Paying Agents located outside the United States and its possessions and shall maintain such Paying Agents for a period of two years after the Principal of such Unregistered Securities has become due and payable. During any period thereafter for which it is necessary in order to conform to United States tax law or regulations, the Company will maintain a Paying Agent outside the United States and its possessions to which the Unregistered Securities or coupons appertaining thereto may be presented for payment and will provide the necessary funds therefor to such Paying Agent upon reasonable notice. The Registrar shall keep a register with respect to each Series of Securities issued in whole or in part as Registered Securities and as to their transfer and exchange. The Company may appoint one or more co-Registrars and one or more additional Paying Agents for each Series of Securities and the Company may terminate the appointment of any co-Registrar. The term “Paying Agent” includes any Person authorized by the Company to pay the principal of or interest on any Security on behalf of the Company and any additional Paying Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint any other Registrar or Paying Agent, the Trustee shall be and act as such.

Section 2.05 PAYMENT ON SECURITIES

(a) Subject to the following provisions, the Company will pay to the Trustee or the Paying Agent, by wire transfer of immediately available funds to the account or accounts designated by the Company, the amounts, in such coin or currency as is at the time legal tender for the payment of public or private debt, at the times and for the purposes set forth herein and in the text of the Securities Series, of the Principal of and interest on the Securities and coupons of each Series, at least one business day prior to the relevant interest payment date on the Securities and coupons of each Series as set forth herein and in the text of such Securities and coupons. The Trustee will arrange directly with any Paying Agent for the payment, or the Trustee will make payment, from funds furnished by the Company, of the Principal of and interest on the Securities and coupons of each Series.

(b) Interest, if any, on Registered Securities of a Series shall be paid on each interest payment date for such Series to the Holder thereof at the close of business on the relevant record dates specified in the Securities of such Series. Payment of the principal of and interest on the Securities shall be made at the office or agency of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debt or by check mailed to the address of the Holder entitled thereto as such address shall appear in the register for the Securities, PROVIDED that in case Securities are represented by a Global Security, each payment shall be made by wire transfer of immediately available funds, if the Holder has provided to the Trustee appropriate instructions for such payment.

(c) To the extent provided in the Securities of a Series, (i) interest, if any, on Unregistered Securities shall be paid only against presentation and surrender of the coupons for such interest installments as are evidenced thereby as they mature; and (ii) original issue discount (as defined in Section 1273 of the Internal Revenue Code of 1986, as amended), if any, on Unregistered Securities shall be paid only against presentation and surrender of such Securities; in either case at the office of a Paying Agent located outside of the United States and its possessions, unless the Company shall have otherwise instructed the Trustee in writing. Principal of Unregistered Securities shall be paid only against presentation and surrender thereof as provided in the Securities of a Series. If at the time a payment of Principal of or interest, if any, or original issue discount, if any, on an Unregistered Security or coupon shall become due, the payment of the full amount so payable at the office or offices of all the Paying Agents outside the United States and its possessions is illegal or effectively precluded because of the imposition of exchange controls or other similar restrictions on the payment of such amount in United States currency, then the Company will instruct the Trustee in writing as to how and when such payment will be made and may instruct the Trustee to make such payments at the office of a Paying Agent located in the United States, provided that the Company has determined that provision for such payment in the United States would not cause such Unregistered Security to be treated as a “registration-required obligation” under United States law and regulations. Unless otherwise instructed in writing by the Company, no payments of interest, original issue discounts, or Principal with respect to Unregistered Securities shall be made by a Paying Agent (i) by transfer of funds into an account maintained by the payee in the United States, (ii) mailed to an address in the United States, or (iii) paid to a financial institution with a United States address by electronic funds transfer.

Section 2.06 PAYING AGENT TO HOLD MONEY IN TRUST.

The Company shall require each Paying Agent, other than the Trustee, to agree in writing that the Paying Agent will hold in trust, for the benefit of Securityholders of any or all Series of Securities, or the Trustee, all money held by the Paying Agent for the payment of Principal of or interest on such Series of Securities, and that the Paying Agent will notify the Trustee of any default by the Company (or any other obligor on the Securities) in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it for the payment of Principal or interest on any Series of Securities and hold such money as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon so doing, the Paying Agent shall have no further liability for the money so paid. The Trustee or the Paying Agent may allow and credit to the Company (or any other obligor on the Securities) interest on any monies received by it hereunder at such rate as may be agreed upon with the Company (or any other obligor on the Securities) from time to time and as may be permitted by law.

Section 2.07 SECURITYHOLDER LISTS; OWNERSHIP OF SECURITIES.

(a) The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of each Series of Securities. If the Trustee is not the Registrar, the Company shall furnish to the Trustee semiannually on or before the last day of June and December in each year, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require, containing all the information in the possession or control of the Registrar, the Company or any of the Paying Agents other than the Trustee as to the names and addresses of Holders of each such Series of Securities.

(b) Ownership of Registered Security of a Series shall be proved by the register for such Series kept by the Registrar. Ownership of Unregistered Securities may be proved by the production of such Unregistered Securities, or by a certificate or affidavit executed by the Person holding such Unregistered Securities, or by a depository with whom such Unregistered Securities were deposited if the certificate or affidavit is satisfactory to the Trustee. The Company, the Trustee and any agent of the Company may treat the bearer or any Unregistered Security or coupon and the Person in whose name a Registered Security is registered as the absolute owner thereof for all purposes.

Section 2.08 TRANSFER AND EXCHANGE.

(a) Where Registered Securities of a Series are presented to the Registrar with a request to register their transfer or to exchange them for an equal Principal amount of Registered Securities of the same Series containing identical terms and provisions and date of maturity of other authorized denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met.

(b) If both Registered and Unregistered Securities are authorized for a Series of Securities and the terms of such Securities permit, (i) Unregistered Securities may be exchanged for an equal Principal amount of Registered or Unregistered Securities containing identical terms and provisions of the same Series and date of maturity in any authorized denominations upon delivery to the Registrar (or a Paying Agent, if the exchange is for Unregistered Securities) of the Unregistered Security with all unmatured coupons and all matured coupons in default appertaining thereto and if all other requirements of the Registrar (or such Paying Agent) and such Securities for such exchange are met, and (ii) Registered Securities may be exchanged for an equal Principal amount of Unregistered Securities of the same Series and date of maturity in any authorized denominations (except that any coupons appertaining to such Unregistered Securities which have matured and have been paid shall be detached) upon delivery to the Registrar of the Registered Securities and if all other requirements of the Registrar (or such Paying Agent) and such Securities for such exchange are met.

Notwithstanding the foregoing, the exchange of Unregistered Securities for Registered Securities or Registered Securities for Unregistered Securities will be subject to the satisfaction of the provisions of United States law and regulations in effect at the time of such exchange, and no exchange of Registered Securities for Unregistered Securities will be made until the Company has notified the Trustee and the Registrar that, as a result of such exchange, the Company would not suffer adverse consequences under the provisions of United States law or regulations.

(c) To permit registrations of transfers and exchanges the Trustee (or an authenticating agent) shall authenticate Securities upon instructions of the Registrar or, if applicable, a Paying Agent upon surrender of Securities for registration of transfer or for exchange as provided in this Section. The Company will not make any charge for any registration of transfer or exchange but may require the payment by the party requesting such registration of transfer or exchange of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

(d) Neither the Company nor the Registrar shall be required (i) to issue, register the transfer of or exchange Securities of any Series for the period of 15 days immediately preceding the selection of any such Securities to be redeemed, or (ii) to register the transfer of or exchange Securities of any Series selected, called or being called for redemption as a whole, or the portion being redeemed of any such Securities selected, called or being called for redemption in part.

(e) Unregistered Securities or any coupons appertaining thereto shall be transferable by delivery.

Section 2.09 REPLACEMENT SECURITIES.

(a) If a mutilated Security or a Security with a mutilated coupon appertaining to it is surrendered to the Trustee (or an authenticating agent), the Company shall issue and the Trustee (or an authenticating agent) shall authenticate a replacement Registered Security, if such surrendered security was a Registered Security, or a replacement Unregistered Security with coupons corresponding to the coupons appertaining to the surrendered Security, if such surrendered Security was an Unregistered Security of the same Series and containing identical terms and provisions, if the Trustee’s (or authenticating agent’s) requirements are met.

(b) If the Holder of a Security claims that the Security or any coupon appertaining thereto has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee (or an authenticating agent) shall authenticate a replacement Registered Security, if such Holder’s claim pertains to a Registered Security, or a replacement Unregistered Security with coupons corresponding to the coupons appertaining to the lost, destroyed or wrongfully taken Unregistered Security or the Unregistered Security to which such lost, destroyed or wrongfully taken coupon appertains, if such Holder’s claim pertains to an Unregistered Security, of the same Series and containing identical terms and provisions, if the Trustee’s requirements are met; provided, however, that the Trustee (or an authenticating agent) or the Company may require any such Holder to provide to the Trustee and the Company security or indemnity sufficient in the judgment of the Company and the Trustee (or an authenticating agent) to protect the Company, the Trustee (or an authenticating agent) and any Agent from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee (or an authenticating agent) may charge the party requesting a replacement Security for its expenses in replacing a Security.

(c) Every replacement Security is an additional obligation of the Company.

(d) Notwithstanding anything to the contrary contained herein, replacement Securities need not be issued in any of the circumstances described in Section 2.09 if the Company or the Trustee (or an authenticating agent) have notice that the mutilated, lost, destroyed or wrongfully taken Security has been acquired by a bona fide purchaser.

Section 2.10 OUTSTANDING SECURITIES.

(a) Securities outstanding at any time are all Securities authenticated by the Trustee (or an authenticating agent), except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding.

(b) If a Security is replaced pursuant to Section 2.09, it ceases to be outstanding until the Trustee (or an authenticating agent) receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

(c) If the Paying Agent holds on a redemption date or maturity date money or Eligible Instruments sufficient to pay all amounts due on Securities of any Series on that date, then, on and after that date, all Securities of such Series cease to be outstanding and interest on them ceases to accrue.

(d) A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

(e) In determining whether the Holders of the requisite Principal amount of outstanding Securities of any Series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, or whether sufficient funds are available for redemption or for any other purpose, (i) the Principal amount of an Original Issue Discount Security that shall be deemed to be outstanding for such purpose shall be the amount of the Principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 6.02; and (ii) the Principal amount of any security denominated in a currency other than United States dollars that shall be deemed to be outstanding for such purposes shall be that amount of United States dollars that could be obtained for such amount on such reasonable basis of exchange and as of the record date for such determination or action (or, if there shall be no applicable record date, such other date reasonably proximate to the date of such determination or action), in each case, as the Company shall specify in a written notice to the Trustee.

Section 2.11 TREASURY SECURITIES.

In determining whether the Holders of the requisite Principal amount of Securities of any Series have concurred in any direction, waiver or consent, Securities of such Series owned by the Company or an Affiliate of the Company shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities of such Series which the Trustee knows are so owned shall be so disregarded.

Section 2.12 TEMPORARY SECURITIES.

(a) Until definitive Registered Securities of any Series are ready for delivery, the Company may prepare and execute and the Trustee shall authenticate temporary Registered Securities of such Series. Temporary Registered Securities of any Series shall be substantially in the form of definitive Registered Securities of such Series but may have variations that the Company considers appropriate for temporary Securities. Every temporary Registered Security shall be executed by the Company, authenticated by the Trustee and registered by the Registrar, upon the same conditions, and with like effect, as a definitive Registered Security. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Registered Securities of the same Series and containing identical terms and provisions in exchange for temporary Registered Securities.

(b) Until definitive Unregistered Securities of any Series are ready for delivery, the Company may prepare and execute and the Trustee shall authenticate one or more temporary Unregistered Securities, which may have coupons attached or which may be in the form of a single temporary global Unregistered Security of that Series. The temporary Unregistered Security or Securities of any Series shall be substantially in the form approved by or pursuant to a Board Resolution and shall be delivered to one of the Paying Agents located outside the United States and its possessions or to such other Person or Persons as the Company shall direct against such certification as the Company may from time to time prescribe by or pursuant to a Board Resolution. The temporary Unregistered Security or Securities of a Series shall be executed by the Company and authenticated by the Trustee, upon the same conditions, and with like effect, as a definitive Unregistered Security of such Series, except as provided herein or therein. A temporary Unregistered Security or Securities shall be exchangeable for definitive Unregistered Securities containing identical terms and provisions at the time and on the conditions, if any, specified in the temporary Security.

Upon any exchange of a part of a temporary Unregistered Security of a Series for definitive Unregistered Securities of such Series, the temporary Unregistered Security shall be endorsed by the Trustee or Paying Agent to reflect the reduction of its Principal amount by an amount equal to the aggregate Principal amount of definitive Unregistered Securities of such Series so exchanged and endorsed.

Section 2.13 CANCELLATION.

The Company at any time may deliver Securities and coupons to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities and coupons surrendered to them for registration of transfer or for exchange or for payment. Except as otherwise required by this Indenture, the Trustee shall cancel all Securities and coupons surrendered for registration of transfer, or for exchange, payment or cancellation, and will dispose of canceled Securities and coupons as the Company directs; provided, however, that any

Unregistered Securities of a Series delivered to the Trustee for exchange prior to maturity shall be retained by the Trustee for reissue as provided herein or in the Securities of such Series. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation.

Section 2.14 DEFAULTED INTEREST.

If the Company defaults on a payment of interest on a Series of Securities, it shall pay the defaulted interest as provided in such Securities or in any lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed.

Section 2.15 GLOBAL SECURITIES.

(a) If the Company shall establish pursuant to Section 2.01 that the Securities of a particular Series are to be issued as a Global Security, then the Company shall execute and the Trustee shall, in accordance with Section 2.03, authenticate and deliver, one or more Global Securities that (i) shall represent, and shall be denominated in an amount equal to the aggregate Principal amount of, all of the outstanding Securities of such Series, (ii) shall be registered in the name of the Depositary or its nominee, (iii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction and (iv) shall bear a legend substantially to the following effect: “Except as otherwise provided in Section 2.15 of the Indenture, this Security may be transferred, in whole but not in part, only to another nominee of the Depositary or to a successor Depositary or to a nominee of such successor Depositary.”

(b) Notwithstanding the provisions of Section 2.08, the Global Security of a Series may be transferred, in whole but not in part and in the manner provided in Section 2.08, only to another nominee of the Depositary for such Series, or to a successor Depositary for such Series selected or approved by the Company or to a nominee of such successor Depositary.

(c) If at any time the Depositary for a Series of the Securities notifies the Company that it is unwilling or unable to continue as Depositary for such Series or if at any time the Depositary for such Series shall no longer be registered or in good standing under the Exchange Act or other applicable statute or regulation, and a successor Depositary for such Series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, this Section 2.15 shall no longer be applicable to the Securities of such Series and the Company will execute, and, subject to Section 2.08, the Trustee will authenticate and deliver the Securities of such Series, in authorized denominations, and in an aggregate Principal amount equal to the Principal amount of the Global Security of such Series in exchange for such Global Security. In addition, the Company may at any time determine that the Securities of any Series shall no longer be represented by a Global Security and that the provisions of this Section 2.15 shall no longer apply to the Securities of such Series. In such event the Company will execute and, subject to Section 2.08, the Trustee, upon receipt of an Officers’ Certificate evidencing such determination by the Company, will authenticate and deliver the Securities of such Series, in authorized denominations, and in an aggregate Principal amount equal to the Principal amount of the Global Security of such Series in exchange for such Global Security. Upon the exchange of the Global Security for such Securities in authorized denominations, the Global Security shall be canceled by the Trustee.

Such Securities issued in exchange for the Global Security pursuant to this Section 2.15(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee.

ARTICLE 3

REDEMPTION

Section 3.01 NOTICE TO THE TRUSTEE.

The Company may, with respect to any Series of Securities, reserve the right to redeem and pay the Series of Securities or any part thereof, or may covenant to redeem and pay the Series of Securities or any part thereof, before maturity at such time and on such terms as provided for in such Securities. The election of the Company to redeem any Securities shall be evidenced by a Company Order. In case of any redemption at the election of the Company of all or less than all of the Securities of any Series with the same issue date, interest rate and stated maturity, the Company shall, at least 60 days prior to the redemption date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such redemption date and of the Principal amount and redemption price of Securities of such Series to be redeemed.

Section 3.02 SELECTION OF SECURITIES TO BE REDEEMED.

If less than all the Securities of any Series with the same issue date, interest rate and stated maturity are to be redeemed, the particular Securities to be redeemed shall be selected, not more than 60 days prior to the redemption date, by the Trustee from the outstanding Securities of such Series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the Principal amount of Securities of such Series; provided, however, that no such partial redemption shall reduce the portion of the Principal amount of a Security of such Series not redeemed to less than the minimum denomination for a Security of that Series established pursuant to Section 2.02. The Trustee shall promptly notify the Company in writing of the Securities selected for redemption by it and, in the case of any Securities selected for partial redemption, the amount thereof to be redeemed.

Section 3.03 NOTICE OF REDEMPTION.

(a) At least 30 days but not more than 90 days before a redemption date, unless a shorter period is specified in the Securities to be redeemed, the Company and the Trustee shall mail a notice of redemption by first-class mail to each Holder of Registered Securities that are to be redeemed.

(b) If Unregistered Securities are to be redeemed, notice of redemption shall be published in an Authorized Newspaper in each of The City of New York, and London, once in each of four successive calendar weeks, the first publication to be not less than 30 nor more than 90 days before the redemption date.

(c) All notices shall identify the Series of Securities to be redeemed and shall state:

(1) the redemption date;

(2) the redemption price;

(3) if less than all the outstanding Securities of a Series are to be redeemed, the identification (and, in the case of partial redemption, the Principal amounts) of the particular Securities to be redeemed;

(4) the name and address of the Paying Agent;

(5) that Securities of the Series called for redemption and all unmatured coupons, if any, appertaining thereto must be surrendered to the Paying Agent to collect the redemption price; and

(6) that interest on Securities of the Series called for redemption ceases to accrue on and after the redemption date.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense.

If the Company gives the notice of redemption, the Company shall promptly provide the Trustee with evidence satisfactory to the Trustee of its compliance with the notice requirements of this section.

Section 3.04 EFFECT OF NOTICE OF REDEMPTION.

Once notice of redemption is mailed or published, Securities of a Series called for redemption become due and payable on the redemption date and from and after such date (unless the Company shall default in the payment of the redemption price) such Securities shall cease to bear interest. Upon surrender to the Paying Agent of such Securities together with all unmatured coupons, if any, appertaining thereto, such Securities shall be paid at the redemption price plus accrued interest to the redemption date, but installments of interest due on or prior to the redemption date will be payable, in the case of Unregistered Securities, to the bearers of the coupons for such interest upon surrender thereof, and, in the case of Registered Securities, to the Holders of such Securities of record at the close of business on the relevant record dates.

Section 3.05 DEPOSIT OF REDEMPTION PRICE.

One business day prior to the redemption date, the Company shall deposit with the Trustee or the Paying Agent for deposit into an account established pursuant to a supplemental indenture money sufficient to pay the redemption price of and (unless the redemption date shall be an interest payment date) interest accrued to the redemption date on all Securities to be redeemed on that date.

Section 3.06 SECURITIES REDEEMED IN PART.

Upon surrender of a Security that is redeemed in part, the Company shall issue and the Trustee or the authenticating agent shall authenticate for the Holder of that Security a new Security or Securities of the same Series, the same form, and the same maturity in authorized denominations equal in aggregate Principal amount to the unredeemed portion of the Security surrendered.

ARTICLE 4

COVENANTS

Section 4.01 PAYMENT OF SECURITIES.

(a) The Company shall pay the Principal of and interest on the Securities on the dates and in the manner provided herein and in the Securities. An installment of Principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date money designated for and sufficient to pay the installment.

(b) The Company shall pay interest on overdue Principal of a Security of any Series at the rate of interest (or Yield to Maturity in the case of Original Issue Discount Securities) borne by such Security of that Series; to the extent lawful, it shall pay interest on overdue installments of interest at the same rate.

Section 4.02 REPORTS BY THE COMPANY; COMPLIANCE CERTIFICATE.

The Company covenants:

(a) to deliver to the Trustee, within 20 days after the Company has filed the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the Company may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act, or, if the Company is not required to file information, documents or reports pursuant to either of such sections, to deliver to the Trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act, in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(b) to deliver to the Trustee and the SEC, in accordance with the TIA or the rules and regulations prescribed from time to time by the SEC, such additional information, documents and reports with respect to compliance by it with the conditions and covenants provided for in this Indenture as may be required from time to time by the TIA or such rules and regulations; and

(c) to transmit by mail to all Holders of Registered Securities, as the names and addresses of such Holders appear on the register for each Series of Securities, and to such

Holders of Unregistered Securities as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for that purpose, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be delivered to the Trustee pursuant to subsections (a) and (b) of this Section 4.02 as may be required by rules and regulations prescribed from time to time by the SEC.

(d) to deliver to the Trustee, within 105 days after the end of each fiscal year of the Company, a brief certificate, signed by the Company’s principal executive officer, principal financial officer or principal accounting officer, as to such officer’s knowledge of the Company’s compliance with the conditions and covenants contained in this Indenture (determined without regard to any period of grace or requirement of notice provided herein).

(e) to deliver to the Trustee as soon as possible, and in any event within 10 days after the Company becomes aware of the occurrence of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.03 LIEN ON ASSETS.

If at any time the Company mortgages, pledges or otherwise subjects to any lien the whole or any part of the capital stock of the Student Loan Marketing Association, except as provided in this Section 4.03, the Company shall secure the outstanding Securities, and any other obligations of the Company which may then be outstanding and entitled to the benefit of a covenant similar in effect to this covenant, either on a priority basis or equally and ratably with the indebtedness or obligations secured by such mortgage, pledge or lien, for as long as any such indebtedness or obligation is so secured. The foregoing covenant does not apply in the event the Board of Directors determines, in its sole discretion, that such mortgage, pledge or lien on the capital stock of the Student Loan Marketing Association could not reasonably be expected to detract or interfere in any material respect from the fair market value of such capital stock or the control of such capital stock by the Company. Notwithstanding the foregoing, nothing contained in this Indenture is intended to prevent the Company from mortgaging, pledging or subjecting to any lien any of the other properties or assets of the Company, or from selling or otherwise disposing of any of the properties or assets of the Company, including the capital stock of the Student Loan Marketing Association.

ARTICLE 5

SUCCESSOR CORPORATION

Section 5.01 WHEN THE COMPANY MAY MERGE, ETC.

The Company may consolidate with, or merge into or be merged into, any other Person, and may sell, transfer or lease all or substantially all of its properties and assets to any Person so long as the following conditions are satisfied:

(a) the resulting or acquiring Person, if not the Company, is organized and existing under the laws of the United States, any State thereof or the District of Columbia, and such Person assumes all of the obligations of the Company under this Indenture and the Securities, including performance of all obligations under this Indenture and payment of all amounts due on the Securities;

(b) immediately after the transaction, and giving effect to the transaction, no Event of Default exists; and

(c) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that the transaction complies with the foregoing conditions.

If the Company consolidates with, or merges into, or is merged into, or sells, transfers or leases substantially all of its property and assets to any Person in accordance with this Section 5.01, (i) the resulting or acquiring Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Securities, with the same effect as if such Person had been an original party to this Indenture and (ii) thereafter, except in the case of a lease, the Company (or other predecessor Person) shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01 EVENTS OF DEFAULT.

An “Event of Default” occurs with respect to the Securities of any Series if:

(1) the Company defaults in the payment of interest on any Security of that Series when the same becomes due and payable and the Default continues for a period of 30 days;

(2) the Company defaults in the payment of the Principal of any Security of that Series when the same becomes due and payable at maturity, upon redemption or otherwise;

(3) the Company fails to comply with any of its other agreements in the Securities of that Series, in this Indenture or in any supplemental indenture under which the Securities of that Series may have been issued, and the Default continues for the period and after the notice specified below;

(4) the Company, pursuant to or within the meaning of any Bankruptcy Law:

(a) commence a voluntary case,

(b) consent to the entry of an order for relief against it in an involuntary case,

(c) consent to the appointment of a Custodian of it or for all or substantially all of its property, or

(d) make a general assignment for the benefit of its creditors; or

(5) a court of competent jurisdiction enters an order under any Bankruptcy Law that:

(a) is for relief against the Company in an involuntary case,

(b) appoints a Custodian of the Company or for all or substantially all of its property, or

(c) orders the liquidation of the Company and the order or decree remains unstayed and in effect for 90 days.

A Default under clause (3) is not an Event of Default until the Trustee or the Holders of at least 25% in Principal amount of all the outstanding Securities of that Series notify the Company (and the Trustee in the case of notification by such Holders) of the Default and the Company does not cure the Default or such Default is not waived within 60 days after receipt of the notice. The notice must specify the Default, demand that it be remedied, and state that the notice is a “Notice of Default.”

Section 6.02 ACCELERATION.

If an Event of Default occurs with respect to the Securities of any Series and is continuing, the Trustee, by notice to the Company, or the Holders of at least 25% in Principal amount of all of the outstanding Securities of that Series, by notice to the Company and the Trustee, may declare the Principal (or, if the Securities of that Series are Original Issue Discount Securities, such portion of the Principal amount as may be specified in the terms of that Series) of all the Securities of that Series to be due and payable. Upon such declaration, such Principal (or, in the case of Original Issue Discount Securities, such specified amount) shall be due and payable immediately. The Holders of a majority in Principal amount of all of the Securities of that Series, by notice to the Trustee, may rescind such a declaration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of Principal or interest that has become due solely because of the acceleration. Notwithstanding the foregoing, an Event of Default under clause 6.01 (4) or (5) shall cause the principal (or, if the Securities of that Series are Original Issue Discount Securities, such portion of the Principal amount as may be specified in the terms of that Series) of all the Securities of that Series to be due and payable without declaration or other action by the Trustee or Holders of outstanding Securities of that Series.

Section 6.03 OTHER REMEDIES AVAILABLE TO TRUSTEE.

(a) If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of Principal of or interest on the Securities of the Series that is in default or to enforce the performance of any provision of the Securities of that Series or this Indenture.

(b) The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

Section 6.04 WAIVER OF EXISTING DEFAULTS.

The Holders of a majority in Principal amount of any Series of Securities by notice to the Trustee may waive an existing Default with respect to that Series and its consequences, except a Default in the payment of the Principal of or interest on any Security.

Section 6.05 CONTROL BY MAJORITY.

The Holders of a majority in Principal amount of the Securities of each Series affected (with each such Series voting as a class) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that would involve the Trustee in personal liability.

Section 6.06 LIMITATION ON SUITS BY SECURITYHOLDERS.

A Securityholder may pursue a remedy with respect to this Indenture or the Securities of any Series only if:

(1) the Holder gives to the Trustee written notice of a continuing Event of Default;

(2) the Holders of at least 25% in Principal amount of the Securities of that Series make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability, or expense to be, or which may be, incurred by the Trustee in pursuing the remedy;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5) during such 60 day period, the Holders of a majority in Principal amount of the Securities of that Series do not give the Trustee a direction inconsistent with the request.

A Securityholder of any Series may not use this Indenture to prejudice the rights of another Securityholder of that Series or any other Series or to obtain a preference or priority over another Securityholder of that Series or any other Series.

Section 6.07 RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of the Principal of and interest on the Security, on or after the respective due dates expressed in the Security, and the right of any Holder of a coupon to receive payment of interest due as provided in such coupon, or to bring suit for the enforcement of any such payment, on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08 COLLECTION SUITS BY TRUSTEE.

If a Default specified in Section 6.01(1) or (2) occurs and continues for the period specified therein, if any, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of such Principal and interest then in default.

Section 6.09 TRUSTEE MAY FILE PROOFS OF CLAIM.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relating to the Company or its creditors or property.

Section 6.10 PRIORITIES.

If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

FIRST: to the Trustee for amounts due it under Section 7.07;

SECOND: to Holders of Securities in respect of which or for the benefit of which such money has been collected for amounts due and unpaid on such Securities for Principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for Principal and interest, respectively; and

THIRD: to the Person or Persons lawfully entitled thereto, or as a court of competent jurisdiction may direct.

Section 6.11 UNDERTAKING FOR COSTS.

If any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable attorneys’ fees against any party litigant in this suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in Principal amount of the Securities of any Series.

ARTICLE 7

TRUSTEE

Section 7.01 DUTIES OF TRUSTEE.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise its rights, duties and powers under this Indenture and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(b) Except during the continuance of an Event of Default:

(1) The Trustee need perform only those duties that are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon notices, certificates, opinions or other documents furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the notices, certificates, opinions or other documents to determine whether or not they conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1) This paragraph does not limit the effect of paragraph (b) of this Section;

(2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Sections 6.04 and 6.05.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraph (a), (b), and (c) of this Section.

(e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense (including reasonable attorneys’ fees) that might be incurred by it.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02 RIGHTS OF TRUSTEE.

(a) The Trustee may conclusively rely on and shall be fully protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may consult with counsel or require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on a Board Resolution, the written advice of counsel acceptable to the Company or the Trustee, a certificate of an Officer or Officers delivered pursuant to Section 2.02(b), an Officers’ Certificate, or an Opinion of Counsel.

(c) The Trustee may act through agents, attorneys, custodians, nominees or any of its affiliates and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

(e) Except as otherwise provided in Section 7.01, the Trustee shall not be liable for any action or omission of any Agent which is not the Trustee.

The duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall take such action with respect to this Indenture as it shall be directed, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and as specifically directed by the Company, and no implied covenants or obligations shall be read into this Indenture against the Trustee;

In the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee which conform to the requirements of this Indenture;

The Trustee shall not be liable for any error of judgment made in good faith by an officer or officers of the Trustee, unless it shall be conclusively determined by a court of competent jurisdiction that the Trustee was grossly negligent in ascertaining the pertinent facts;

The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with any direction of the Company given under this Indenture.

None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

Whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action to be taken hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by a certificate signed by one of the Company’s officers, as the case may be, and delivered to the Trustee and such certificate, in the absence of gross negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

The Trustee shall have no obligation to invest and reinvest any cash held by it in the absence of timely and specific written investment direction from the Company. In no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon. The Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of the Company to provide timely written investment direction.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee shall be the successor of the Trustee hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

Neither the Trustee nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted under this Indenture or in connection therewith except to the extent caused by the Trustee’s gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, no longer subject to appeal or review. The parties each (for itself and any Person claiming through it) hereby releases, waives, discharges, exculpates and covenants not to sue the Trustee for any action taken or omitted under this Indenture except to the extent caused by the Trustee’s gross negligence or willful misconduct. Anything in this Indenture to the contrary notwithstanding, in no event shall the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 7.03 INDIVIDUAL RIGHTS OF TRUSTEE.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, or one of its Affiliates with the same rights it would have if it were not Trustee, subject to Sections 7.10 and 7.11. Any Agent may do the same with like rights.

Section 7.04 TRUSTEE’S DISCLAIMER.

The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities. It shall not be accountable for the Company’s use of the proceeds from the Securities or for monies paid over to the Company or by the Company to any Holders or to any Paying Agent pursuant to the Indenture, and it shall not be responsible for any statement in the Securities other than its certificate of authentication.

Section 7.05 NOTICE OF DEFAULTS.

If a Default occurs and is continuing with respect to the Securities of any Series and if it is known to the Trustee, the Trustee shall mail to each Holder of a Security of that Series entitled to receive reports pursuant to Section 4.02(c) (and, if Unregistered Securities of that Series are outstanding, shall cause to be published at least once in an Authorized Newspaper in each of The City of New York, and London) notice of the Default within 90 days after it occurs. Except in the case of a Default in payment on the Securities of any Series, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding such notice is in the interests of Securityholders of that Series.

Section 7.06 REPORTS BY TRUSTEE TO HOLDERS.

(a) Within 60 days after each anniversary date of the first issue of a Series of Securities, the Trustee shall mail to each Securityholder of that Series entitled to receive reports pursuant to Section 4.02(c) a brief report dated as of such date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b).

(b) At the time that it mails such a report to Securityholders of any Series, the Trustee shall file a copy of that report with the SEC and with each stock exchange on which the Securities of that Series are listed. The Company shall provide written notice to the Trustee when the Securities of any Series are listed on any stock exchange.

Section 7.07 COMPENSATION AND INDEMNITY.

(a) The Company shall pay to the Trustee from time to time compensation for its services. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it in connection with the performance of its duties under this Indenture. Such expenses shall include the reasonable compensation and expenses of the Trustee’s agents and counsel.

(b) The Company shall indemnify the Trustee and its officers, directors, employees, representatives and agents from and against any loss, claims, expenses, obligations, charges or liability incurred by it of whatever kind or nature, regardless of their merit, demanded, asserted or claimed against the Trustee directly or indirectly relating to or arising out of or in connection with its acceptance or administration of the trust or trusts hereunder and by reason of its participation in the transactions contemplated hereby. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim, and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent.

(c) The Company need not reimburse any expense or indemnify against any loss of liability incurred by the Trustee through gross negligence or bad faith.

(d) To secure the payment obligations of the Company pursuant to this Section, the Trustee shall have a lien prior to the Securities of any Series on all money or property held or collected by the Trustee, except that held in trust to pay Principal and interest on particular Securities of a Series.

(e) If the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(4) or (5) occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

The provisions of this Section 7.07 shall survive the termination of the Indenture or the earlier resignation or removal of the Trustee.

Section 7.08 REPLACEMENT OF TRUSTEE.

(a) The resignation or removal of the Trustee and the appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

(b) The Trustee may resign with respect to the Securities of any Series by so notifying the Company. The Holders of a majority in Principal amount of the Securities of any Series may remove the Trustee with respect to that Series by so notifying the Trustee and the Company, and may appoint a successor Trustee for such Series with the Company’s consent.

(c) The Company may remove the Trustee with respect to Securities of any Series if:

(1) the Trustee fails to comply with Section 7.10;

(2) the Trustee is adjudged a bankrupt or an insolvent;

(3) a receiver or public officer takes charge of the Trustee or its property; or

(4) the Trustee becomes incapable of acting.

In addition, the Company may remove the Trustee with respect to Securities of any Series without cause if the Company gives written notice to the Trustee of such proposed removal at least six months in advance of the proposed effective date of such removal; provided, however, that such removal shall not become effective if a Default exists on the date of the giving of such notice or occurs prior to the date such removal is scheduled to become effective.

(d) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, with respect to Securities of any Series, the Company shall promptly appoint a successor Trustee for such Series.

(e) If a successor Trustee with respect to the Securities of any Series does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in Principal amount of the Securities of the applicable Series may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f) If the Trustee with respect to the Securities of any Series fails to comply with Section 7.10, any Securityholder of the applicable Series may petition any court of competent jurisdiction for the removal of such Trustee and the appointment of a successor Trustee.

(g) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and the Company. Thereupon, the resignation or removal of the retiring Trustee for any Series of Securities shall become effective, and the successor Trustee shall have all the rights, powers, and duties of the retiring Trustee with respect to all Series of Securities for which the successor Trustee is to be acting as Trustee under this Indenture. The retiring Trustee shall promptly transfer all property held by it as Trustee with respect to such Series of Securities to the successor Trustee subject to the lien provided for in Section 7.07. The Company shall give notice of each appointment of a successor Trustee for any Series of Securities by publishing notice of such event once in an Authorized Newspaper in each of The City of New York, and London, by mailing written notice of such event by first-class mail to the Holders of Securities of such Series entitled to receive reports pursuant to Section 4.02(c).

(h) All provisions of this Section 7.08 except subparagraphs (c)(1) and (d) and the words “subject to the lien provided for in Section 7.07” in subparagraph (g) shall apply also to any Paying Agent located outside the U.S. and its possessions and required by Section 2.04.

(i) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) Series, the Company, the retiring Trustee and such successor Trustee shall execute and deliver a supplemental indenture wherein such successor Trustee shall accept such appointment, and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, such successor Trustee all the rights, powers, trusts, and duties of the retiring Trustee with respect to the Securities of that or those Series to which the appointment of such successor Trustee relates; (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those Series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee; and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee.

Section 7.09 SUCCESSOR TRUSTEE, AGENTS BY MERGER, ETC.

If the Trustee or any Agent consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business assets to, another corporation, the successor corporation, without any further act, shall be the successor Trustee or Agent, as the case may be.

Section 7.10 ELIGIBILITY; DISQUALIFICATION.

This Indenture shall always have a Trustee with respect to each Series of Securities who satisfies the requirements of TIA Section 310(a)(1).

The Trustee shall always have a combined capital and surplus of at least $10,000,000 as set forth in its most recent published annual report of condition. The Trustee is subject to TIA Section 310(b), including the optional provision permitted by the second sentence of TIA Section 310(b)(9), except that there shall be excluded from the operation of TIA Section 310(b)(1) each Series of Securities and all indentures of the Company or any of its Affiliates now or hereafter existing which may be excluded under the proviso of TIA Section 310(b)(1).

Section 7.11 PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE COMPANY.

The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

ARTICLE 8

DISCHARGE OF INDENTURE

Section 8.01 TERMINATION OF THE COMPANY’S OBLIGATIONS.

(a) The Company reserves the right to terminate all of its obligations under the Securities and this Indenture with respect to the Securities of any Series or any installment of Principal of or interest on that Series if the Company irrevocably deposits in trust with the Trustee money or Eligible Instruments sufficient to pay, when due, the Principal of and interest on the Securities of that Series to maturity or redemption or such installment of Principal or interest, as the case may be, and if all other conditions set forth in the Securities of that Series are met. The Company shall designate the installment or installments of Principal or interest to be so satisfied.

(b) However, the Company’s obligations in Sections 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 4.01, 7.07, 7.08, 8.03 and 8.04 shall survive until the Securities are no longer outstanding. Thereafter, the Company’s obligations in Sections 7.07, 8.03 and 8.04 shall survive.

(c) Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

(d) After a deposit by the Company in accordance with this Section in respect of the Securities of a Series, the Trustee upon request shall acknowledge in writing the discharge of the Company’s obligations under the Securities of the Series in respect of which the deposit has been made and under this Indenture with respect to the Securities of that Series except for those surviving obligations specified above.

(e) In order to have money available on a payment date to pay the Principal of or interest on the Securities of any Series, the Eligible Instruments shall be payable as to the Principal of or interest on or before such payment date in such amounts as will provide the necessary money. Eligible Instruments shall not be callable at the issuer’s option.

(f) “Eligible Instruments” means:

(i) direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged; or

(ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America.

Section 8.02 APPLICATION OF TRUST MONEY.

The Trustee shall hold money or Eligible Instruments deposited with it pursuant to Section 8.01. It shall apply the deposited money and the investment earnings from Eligible Instruments through the Paying Agent and in accordance with this Indenture to the payment of the Principal of and interest on the Securities of each Series in respect of which the deposit shall have been made.

Section 8.03 REPAYMENT TO THE COMPANY.

(a) Subject to the provisions of Section 7.07(d), the Trustee and the Paying Agent shall promptly pay to the Company, upon request, any money or securities held by them at any time in excess of that required for the payment of Principal or interest on the Securities.

(b) The Trustee and the Paying Agent shall promptly pay to the Company, upon request, any money held by them for the payment of Principal or interest that remains unclaimed for two years. After that, Securityholders entitled to the money must look to the Company for payment as general creditors unless an abandoned property law designates another Person. Upon payment to the Company, the Trustee and Paying Agent are released of any further obligation or liability with respect to the utilization of such moneys.

Section 8.04 INDEMNITY FOR ELIGIBLE INSTRUMENTS.

The Company shall pay and shall indemnify the Trustee and each Securityholder of each Series in respect of which the deposit shall have been made against any tax, fee, or other charge imposed on or assessed against deposited Eligible Instruments or the Principal and interest received on such instruments.

ARTICLE 9

AMENDMENTS AND WAIVERS

Section 9.01 WITHOUT CONSENT OF HOLDERS.

The Company and the Trustee may enter into one or more supplemental indentures without consent of any Securityholder for any of the following purposes:

(1) to cure any ambiguity, defect, or inconsistency herein, in the Securities of any Series;

(2) to comply with Article 5;

(3) to provide for uncertificated Securities in addition to or in place of certificated Securities;

(4) to add to the covenants of the Company for the benefit of the Holders of all or any Series of Securities (and if such covenants are to be for the benefit of less than all Series of Securities, stating that such covenants are expressly being included solely for the benefit of such Series) or to surrender any right or power herein conferred upon the Company;

(5) to add to, delete from, or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication, and delivery of Securities, as herein set forth;

(6) to secure the Securities pursuant to Section 4.03.

(7) to make any change that does not adversely affect the rights of any Securityholder in any material respect; or

(8) to provide for the issuance of and establish the form and terms and conditions of Securities of any Series as provided in Section 2.02, to establish the form of any certifications required to be furnished pursuant to the terms of this Indenture or any Series of Securities, or to add to the rights of the Holders of any Series of Securities.

Section 9.02 WITH CONSENT OF HOLDERS.

(a) With the written consent of the Holders of a majority in Principal amount of the outstanding Securities of each Series affected by such supplemental indenture (with each Series voting as a class), the Company and the Trustee may enter into a supplemental indenture to add any provisions to or to change or eliminate any provisions of this Indenture or of any supplemental indenture or to modify, in each case in any manner not covered by Section 9.01, the rights of the Securityholders of each such Series. The Holders of a majority in Principal amount of the outstanding Securities of each Series affected by such waiver (with each Series voting as a class), by notice to the Trustee, may waive compliance by the Company with any provision of this Indenture, any supplemental indenture, or the Securities of any such Series, except a Default in the payment of the Principal of or interest on any Security. However, without the consent of each Securityholder affected, an amendment or waiver may not:

(1) reduce the amount of Securities whose Holders must consent to an amendment or waiver;

(2) change the rate of or change the time for payment of interest on any Security;

(3) change the Principal of or change the fixed maturity of any Security;

(4) waive a Default in the payment of the Principal of or interest on any Security;

(5) make any Security payable in money other than that stated in the Security; or

(6) make any change in Section 6.04 (Waiver of Existing Defaults), 6.07 (Rights of Holders to Receive Payment), or this Section 9.02(a) (third sentence).

(b) It is not necessary under this Section 9.02 for the Securityholders to consent to the particular form of any proposed supplemental indenture, but it is sufficient if they consent to the substance thereof.

(c) Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section 9.02, the Company shall transmit by mail a notice, setting forth in general terms the substance of such supplemental indenture, to all Holders of Registered Securities, as the names and addresses of such Holders appear on the register for each Series of Securities, and to such Holders of Unregistered Securities as are entitled to receive reports pursuant to Section 4.02(c). Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 9.03 COMPLIANCE WITH TRUST INDENTURE ACT.

Every amendment to this Indenture or the Securities of one or more Series shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

Section 9.04 REVOCATION AND EFFECT OF CONSENTS.

Until an amendment or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security even if a notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security if the Trustee receives a written notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder of each Series affected by such amendment or wavier.

Section 9.05 NOTATION ON OR EXCHANGE OF SECURITIES.

The Trustee shall place an appropriate notation about an amendment or waiver on any Security of any Series thereafter authenticated. The Company, in exchange for Securities of that Series, may issue and the Trustee shall authenticate new Securities of that Series that reflect the amendment or waiver.

Section 9.06 TRUSTEE PROTECTED.

The Trustee need not sign any supplemental indenture that adversely affects its rights or obligations. The Company shall provide to the Trustee an Opinion of Counsel that any supplemental indenture is authorized or permitted hereunder and that all conditions precedent to such execution and delivery have been satisfied.

ARTICLE 10

SINKING FUNDS

Section 10.01 APPLICABILITY OF ARTICLE.

The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of a Series, except as otherwise permitted or required by any form of Security of such Series issued pursuant to this Indenture.

The minimum amount of any sinking fund payment provided for by the terms of Securities of any Series is herein referred to as “mandatory sinking fund payment,” and any payment in excess of such minimum amount provided for by the terms of Securities of such Series is herein referred to as an “optional sinking fund payment.” If provided for by the terms of Securities of any Series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 10.02. Each sinking fund payment shall be applied to the redemption of Securities of any Series as provided for by the terms of Securities of such Series.

Section 10.02 SATISFACTION OF SINKING FUND PAYMENTS WITH SECURITIES.

The Company may, in satisfaction of all or any part of any sinking fund payment with respect to the Securities of such Series to be made pursuant to the terms of such Securities as provided for by the terms of such Series, (1) deliver outstanding Securities of such Series (other than any of such Securities previously called for redemption or any of such Securities in respect of which cash shall have been released to the Company) to the Trustee for cancellation pursuant to Section 2.13, or (2) apply as a credit Securities of such Series which have been previously cancelled pursuant to Section 2.13 or redeemed either at the election of the Company pursuant to the terms of such Series of Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, provided that such Series of Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the redemption price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly. If as a result of the delivery or credit of Securities of any Series in lieu of cash payments pursuant to this Section 10.02, the Principal amount of Securities of such Series to be redeemed in order to exhaust the aforesaid cash payment shall be less than $500,000, the Trustee shall not call Securities of such Series for redemption, except upon Company Order, and such cash payment shall be held by the Trustee or a Paying Agent and applied to the next succeeding sinking fund payment; provided, however, that the Trustee or such Paying Agent shall at the request of the Company from time to time pay over and deliver to the Company any cash payment so being held by the Trustee or such Paying Agent upon delivery by the Company to the Trustee of Securities of that Series for cancellation pursuant to Section 2.13 having an unpaid Principal amount equal to the cash payment required to bereleased to the Company. Funds held by the Trustee under this Section may be invested, pursuant to a Company Order, in Eligible Instruments for the benefit of the Company.

Section 10.03 REDEMPTION OF SECURITIES FOR SINKING FUND.

Not less than 60 days prior to each sinking fund payment date for any Series of Securities, the Company will deliver to the Trustee an Officers’ Certificate specifying the amount of the next ensuring mandatory sinking fund payment for that Series pursuant to the terms of that Series, the portion thereof, if any, which is to be satisfied by payment of cash, and the portion thereof, if any, which is to be satisfied by delivering and crediting of Securities of that Series pursuant to Section 10.02, and the optional amount, if any, to be added in cash to the next ensuing mandatory sinking fund payment, and will also deliver to the Trustee any Securities to be so credited and not theretofore delivered. If such Officers’ Certificate shall specify an optional amount to be added in cash to the next ensuing mandatory sinking fund payment, the Company shall thereupon be obligated to pay the amount therein specified. Not less than 30 days before each such sinking fund payment date, the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 3.02 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 3.03. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 3.04, 3.05 and 3.06.

ARTICLE 11

MISCELLANEOUS

Section 11.01 TRUST INDENTURE ACT CONTROLS.

If any provision of this Indenture limits, qualifies or conflicts with a provision which is required to be included in this Indenture by the TIA, the required provision shall control.

Section 11.02 NOTICES.

(a) Any notice or communication by the Company or the Trustee is duly given if in writing and delivered in person, sent by facsimile or mailed by certified mail:

if to the Company to:

USA Education, Inc.

11600 Sallie Mae Drive

Reston, Virginia 20193

Attention: Treasurer

if to the Trustee to:

The Chase Manhattan Bank

450 West 33rd Street, 14th Floor

New York, New York 10001

Attention: Capital Markets Fiduciary Services; Structured Finance

(b) The Company or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

(c) Any notice or communication to Holders of Securities entitled to receive reports pursuant to Section 4.02(c) shall be mailed by first-class mail to the addresses for Holders of Registered Securities shown on the register kept by the Registrar and to addresses filed with the Trustee for other Holders. Failure to so mail a notice or communication or any defect in such notice or communication shall not affect its sufficiency with respect to other Holders of Securities of that or any other Series entitled to receive notice.

(d) If a notice of communication is mailed in the manner provided above within the time prescribed, it is conclusively presumed to have been duly given, whether or not the addressee receives it.

(e) If the Company mails a notice or communication to Securityholders, it shall mail a copy to the Trustee and to each Agent at the same time.

(f) If it shall be impractical in the opinion of the Trustee or the Company to make any publication of any notice required hereby in an Authorized Newspaper, any publication or other notice in lieu thereof which is made or given with the approval of the Trustee shall constitute a sufficient publication of such notice.

Section 11.03 COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

Securityholders of any Series may communicate pursuant to TIA Section 312(b) with other Securityholders of that Series or of all Series with respect to their rights under this Indenture or under the Securities of that Series or of all Series. The Company the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 11.04 CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(1) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 11.05 STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1) a statement that the person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 11.06 RULES BY TRUSTEE AND AGENTS.

The Trustee may make reasonable rules for action by or a meeting of Securityholders of one or more Series. The Paying Agent or Registrar may make reasonable rules and set reasonable requirements for its functions.

Section 11.07 LEGAL HOLIDAYS.

Except as may otherwise be provided in the form of Securities of any particular Series pursuant to the provisions of this Indenture, a “Legal Holiday” is a Saturday, Sunday, or a day on which banking institutions are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period, except as provided in any related Board Resolutions or supplement to this Indenture.

Section 11.08 GOVERNING LAW.

The laws of the State of New York shall govern this Indenture, the Securities and any coupons appertaining thereto.

Section 11.09 NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

This Indenture may not be used to interpret another indenture, loan, or debt agreement of the Company or an Affiliate. No such indenture, loan, or debt agreement may be used to interpret this Indenture.

Section 11.10 NO RECOURSE AGAINST OTHERS.

No director, officer, employee or stockholder, as such, of the Company shall have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

Section 11.11 EXECUTION IN COUNTERPARTS.

This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one instrument.

Section 11.12 CURRENCIES.

Except as may otherwise be provided in the form of Securities of any particular Series pursuant to the provisions of this Indenture, all references in this Indenture or in the Securities to “dollars,” “$,” or any similar reference shall be to the currency of the United States of America.

ARTICLE 12

REPAYMENT AT THE OPTION OF HOLDERS

Section 12.01 APPLICABILITY OF ARTICLE.

Securities of any Series which are repayable at the option of the Holders thereof before their stated maturity shall be repaid in accordance with the terms of the Securities of such Series.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year set forth above.

USA EDUCATION, INC.

By:	/s/ John F. Remondi
Name:	John F. Remondi
Title:	Senior Vice President & Treasurer

THE CHASE MANHATTAN BANK, not in its individual capacity, but solely as Trustee

By:	/s/ Patricia M.F. Russo
Name:	Patricia M.F. Russo
Title:	Vice President